Number                                                               Shares

                         INCORPORATED UNDER THE LAWS OF
                              THE STATE OF FLORIDA

                    SERIES B 10% CONVERTIBLE PREFERRED STOCK

                    Universal Beverages Holdings Corporation

                            AUTHORIZED CAPITAL STOCK
                       30,000,000 Shares of Common Stock
                       20,000,000 Shares of Common Stock

This Certifies That _____________________________________________________ is the
registered holder of ___________________________________________________  Shares
of the Series B 10% Convertible Preferred Stock of Universal Beverages Holdings Corporation, fully paid and non-assessable transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be Signed by its duly authorized officers and its Corporate Seal to be affixed this day of A.D.


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Secretary                                   President